Exhibit 10.19


THIS CONVERTIBLE PROMISSORY NOTE AND ANY SECURITIES INTO WHICH THIS CONVERTIBLE PROMISSORY NOTE IS CONVERTIBLE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.


                           CONVERTIBLE PROMISSORY NOTE


$469,000.00                                                   December 10, 2003
                                                              League City, Texas



     FOR VALUE RECEIVED, Eagle Broadband, Inc., a Texas corporation (the "Company"), promises to pay to the order of John Nagel, or his assigns ("Holder"), the principal sum of Four Hundred Sixty-Nine Thousand Dollars ($469,000.00) with interest on the outstanding principal amount at the rate of 6% per annum (computed on the basis of actual calendar days elapsed and a year of 365 days) or, if less, at the highest rate of interest then permitted under applicable law; provided, however, that from and after an Event of Default (as defined below), all indebtedness hereunder shall accrue interest at the highest rate permitted by applicable law. Interest shall commence with the date hereof and shall continue on the outstanding principal until paid or converted in accordance with the provisions hereof. In the event that any interest is paid on this Convertible Promissory Note (this "Note") which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

     25. Definitions. For purposes of this Note, the following terms shall have the following meanings:

     "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a company, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" (and the lower-case versions of the same) shall have meanings correlative thereto.

     "Guaranteed Market Price". The Company shall guarantee the Holder at least a market price of $1.75 per vested Option and $0.00 per non-vested Option cancelled in return for the extension of credit by Holder. The cancelled options for which this Note is being issued are shown in Attachment A to this Note. Such Guaranteed Market Price is valid for up to six months following the Maturity Date or the date that all common shares underlying the vested options have been fully registered whichever occurs last. However, this Maturity Date shall be automatically extended for any Holder who is prevented from exercising options or selling the underlying shares as a result of the Company Insider Trading Policies and the corresponding "Blackout Periods" by the actual amount of days in each applicable Blackout Period. Notwithstanding the foregoing, the Maturity Date shall not be extended past December 31, 2004. In the event the total consideration received by Holder, after exercising his Options and selling the underlying shares ("Eagle Shares") in the open market, is less than the Guaranteed Market Price times the number of Eagle Shares sold for any days sale, Company agrees to pay Holder the difference on each day's sales between the (a) the sale price and (b) the Guaranteed Market Price so that the total consideration actually realized by Holder for any days sale is equal to the Guaranteed Market Price times the number of Eagle Shares sold. Moreover, if (during the term of this Note which is defined to be until all cash amounts are paid in full or the Guaranteed Market Price period, whichever is later) the Holder becomes vested in additional shares pursuant to the terms of the cancelled but unvested Stock Options, the Company shall assume the liability for the additional consideration at $1.75 per Option and shall automatically modify the principal sum of this Note to reflect the additional newly vested options. Any amounts due the Option Holder as a result of this guarantee will be paid in 12 equal monthly installments beginning 30 days after the Maturity Date in the case where the Company elects to pay principal and interest in cash or 30 days after the proper exercise of any given option and corresponding stock sale where the Company elects to replace vested and unvested Options as defined in this Note.
     See Board of Directors Resolutions attached hereto as Exhibit A and incorporated herein by reference for all purposes.

Capitalized terms used herein and not otherwise defined have the meanings assigned to such terms in the Purchase Agreement (as defined below).

     26. Board of Directors Resolutions. This note (the "Note") is issued pursuant to the Resolutions of the Board of Directors of Eagle Broadband, Inc. (the "Resolutions") dated as of December 10, 2003, hereto as Exhibit A. The indebtedness evidence by this Note is guaranteed by the Company but unsecured except pursuant to Sections 5 below.

     27. Maturity. Unless sooner paid or converted in accordance with the terms hereof, the entire unpaid principal amount and all unpaid accrued interest shall become fully due and payable on the earliest of (i) February 20, 2004; (ii) ten
(10) days from the effective date that the Corporation's authorized shares are increased to more than 200,000,000 shares which ever occurs first; or (iii) the acceleration of the maturity of this Note by the Holder upon the occurrence of an Event of Default (such earlier date, the "Maturity Date").

     28. Payments.

     (g) Form of Payment. All payments of interest and principal (other than payment by way of conversion) shall be in lawful money of the United States of America to Holder, at the address specified by the Holder, or at such other address as may be specified from time to time by Holder in a written notice delivered to the Company. All payments shall be applied first to accrued interest, and thereafter to principal.

     (h) Prepayment. Prepayment of principal or interest under this Note without the express written consent of Holder is not permitted.

     29. Conversion or Repayment Upon Maturity. In the event that any indebtedness under this Note remains outstanding on the Maturity Date, then all outstanding indebtedness under this Note shall, at the option of Company, which shall be the same for all similar Note Holders, either (a) become immediately due and payable in cash on such date according to the schedule of this Note Agreement, or (b) automatically convert on such date into both vested and unvested Options to purchase shares of Company common stock at a strike price equal to the purchase price referenced in Holder's cancelled vested and unvested stock options. In the case of automatic conversion all interest due will be applied to prepayment of the strike price of vested options. Other terms of the new Options shall also be identical to the cancelled stock options with the exception of terms modified by this Note.

     30. Conversion of Options.

     (g) Issuance of Stock Options. As soon as is reasonably practicable after the Maturity Date (but in any event within three (3) business days thereafter), the Company shall either pay all interest and principal then due to Holder in cash or deliver to Holder an Option to purchase the number of shares of fully registered Company common stock identical to that represented by the vested Options previously cancelled by Holder. In addition, Company shall issue to Holder unvested Options identical to those previously cancelled by Holder. All common shares(excluding any fractional share) issuable by reason of the conversion of the Options will be issued in such name or names and such denomination or denominations as Holder has specified.

     (h) Compliance with Laws and Regulations. The Company shall take all such actions as may be necessary to assure that all common shares issued upon conversion may be so issued without violation of any applicable law or governmental regulation or any requirement of any domestic securities exchange upon which such underlying shares of capital stock may be listed.

     31. Affirmative Covenants. So long as any indebtedness under this Note remains outstanding, the Company shall:

     (d) Compliance with Laws. Comply in all material respects with applicable laws, rules, regulations and orders, such compliance to include, without limitations, paying before the same become delinquent all taxes, assessments, and governmental charges imposed upon it or upon its property except for good faith contests for which adequate reserves are being maintained.

     32. Negative Covenants. So long as any indebtedness under this Note remains outstanding, the Company shall not, without 30 days prior written notice to Holder,:

     (j) Sale of Assets. Sell, transfer or otherwise dispose of any interest in any of the Company's material assets except for sales of inventory in the ordinary course of business and sales of obsolete equipment.

     (k) Acquisitions. Enter into any agreement to merge, sell Company or otherwise consummate a change of Control.

     (l) Distributions. Declare or pay any dividends or make any distribution of any kind on the Company's capital stock, or purchase, redeem or otherwise acquire, directly or indirectly, any shares of the Company's capital stock, any stock options, any convertible securities or other rights to acquire shares of capital stock of the Company, except for the repurchase of such securities at from former employees of or consultants to the Company at the original issue price paid therefore pursuant to contractual rights of the Company upon the termination of such employees' or consultants' employment by or provision of service to the Company.

     29. Events of Default.

     (g) Definition. For purposes of this Note, an Event of Default shall be deemed to have occurred if:

     (x) any indebtedness under this Note is not paid when and as the same shall become due and payable, whether at maturity, by acceleration, or otherwise;

     (xi) default shall occur in the observance or performance of any covenant, obligation or agreement of the Company under this Note;

     (xii) any representation, warranty or certification made by the Company herein or in any certificate, report, document, agreement or instrument delivered pursuant to any provision hereof or thereof shall prove to have been false or incorrect in any respect on the date or dates as of which made;

     (iv) the Company shall (A) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of itself or any part of its property, (B) become subject to the appointment of a receiver, trustee, custodian or liquidator for itself or any part of its property, (C) make an assignment for the benefit of creditors, (D) be adjudicated as bankrupt or insolvent, (E) institute any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally, or file a petition or answer seeking reorganization or an arrangement with creditors to take advantage of any insolvency law, or file an answer admitting the material allegations of a bankruptcy, reorganization or insolvency petition filed against it, or (F) become subject to any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally, or have an order for relief entered against it in any proceeding under the United States Bankruptcy Code; or (v) a change of Control of the Company has occurred. (h) Consequences of Events of Default.

     (vii) If an Event of Default occurs, all indebtedness under this Note shall become immediately due and payable without any action on the part of Holder, and the Company shall immediately pay to Holder all such amounts. From and after an Event of Default, all indebtedness hereunder shall accrue interest at the highest rate permitted by applicable law from and after the Event of Default. The Company agrees to pay Holder all reasonable out-of-pocket costs and expenses incurred by Holder in any effort to collect indebtedness under this Note, including reasonable attorney fees, and to pay interest at the highest rate permitted by applicable law on such costs and expenses to the extent not paid when demanded.

     (viii) Holder shall also have any other rights which Holder may have been afforded under any other contract or agreement with Company at any time and any other rights which Holder may have pursuant to applicable law.

     30. Lost, Stolen, Destroyed or Mutilated Notes. In case any Note shall be mutilated, lost, stolen or destroyed, the Company shall issue a new Note of like date, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of any mutilated Note, or in lieu of any Note lost, stolen or destroyed, upon receipt of evidence satisfactory to the Company of the loss, theft or destruction of such Note.

     31. Governing Law. This Note is to be construed in accordance with and governed by the internal laws of the State of Texas without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Texas to the rights and duties of the Company and the Holder.

     32. Amendment. Any term of this Note issued pursuant to the Resolutions may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of both the Company and the Holder of Note. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the Company and the Holder.

     33. Notices. Any notice or other communication required under this Note to be given by either party to the other shall be deemed to be duly given when personally delivered or when mailed by certified or registered mail, return receipt requested, postage prepaid, or delivered, prepaid, to an expedited delivery service, to the other party, addressed as follows:

         Company:
               Eagle Broadband, Inc.
               101 Courageous Drive
               League City, Texas 77573
               Attention:  Chairman of the Board

         Holder:
               John Nagel
               101 Courageous Drive
               --------------------
               League City, Texas 77573
               ------------------------
or to such other address which may be furnished in writing by one party to the other.

     34. Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by its officers, thereunto duly authorized as of the date first above written.

                                                    EAGLE BROADBAND, INC.


                                                    By:  /S/ Dave Weisman
                                                         ----------------
                                                         Dave Weisman
                                                         Chief Executive Officer


AGREED & ACCEPTED:


/S/John Nagel
-------------